EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                     May 7, 2009

TANDY LEATHER FACTORY REPORTS 1ST QUARTER 2009 EARNINGS UP 19%

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the first quarter of 2009.  Net income for the quarter ended March 31, 2009 was $697,917, up from net income of $584,000 in the first quarter of 2008.  Fully-diluted earnings per share for the quarter were $0.06 in the current quarter, compared to $0.05 in last year’s first quarter.  Total sales for the first quarter were $13.3 million, matching that of the first quarter of last year.

Sales from the Retail Leathercraft division, consisting of the Tandy Leather retail store chain, increased $333,000 in the first quarter, up 5% from last year's first quarter sales.  The store chain consisted of seventy-four stores as of March 31, 2009, compared to seventy-two retail stores a year ago.  First quarter sales for the Wholesale Leathercraft division, consisting of the Leather Factory wholesale centers and the National Account group, decreased $451,000, or 7% from the same quarter last year.  International Leathercraft, consisting of one store located in the United Kingdom, added sales of $293,000 for the quarter.  The UK store was opened in February 2008.

Consolidated gross profit margins increased slightly from 58.4% in the first quarter of 2008 to 58.5% in the first quarter of 2009.  Operating expenses decreased from $7.0 million in the first quarter of 2008 to $6.8 million in the first quarter of 2009, decreasing as a percentage of revenue from 52.9% in 2008 to 50.7% in 2009.

Ron Morgan, Chief Executive Officer, commented, “We are fairly pleased with our first quarter results, particularly the reduction in operating expenses we achieved.  That is what it is going to take to be successful in the current business environment.  We will continue to trim costs where we can as it remains very difficult to predict sales.  I am especially pleased with the performance of our UK store as it is generating an operating profit after only a year in existence.”

Shannon L. Greene, Chief Financial Officer, added, “Our total cash continues to increase, up another $800,000 this quarter to $11.6 million.  All divisions were profitable for the quarter, which indicates that we have been successful in making the necessary adjustments in our operating expenses in response to the weak sales trend. In three of the last four quarters, our earnings have been higher than in the prior year’s comparable quarters.  As a result, we are confident in our ability to maintain profitability even in this tough economy.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 74 Tandy Leather retail stores, located in 35 states and 5 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the American Stock Exchange with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	03/31/2009 (unaudited)	12/31/2008 (audited)
ASSETS
CURRENT ASSETS:
Cash	$5,642,990	$7,810,298
Short-term investments, including certificates of deposit	5,978,000	3,011,000
Accounts receivable-trade, net of allowance for doubtful accounts
of $28,000 and $43,000 in 2009 and 2008, respectively	1,537,619	1,180,349
Inventory	15,614,369	16,011,147
Prepaid income taxes	92,113	-
Deferred income taxes	218,531	229,501
Other current assets	1,450,402	777,550
Total current assets	30,534,024	29,019,845

PROPERTY AND EQUIPMENT, at cost	15,604,842	15,340,732
Less accumulated depreciation and amortization	(5,276,551)	(5,019,885)
	10,328,291	10,320,847

GOODWILL	962,667	966,655
OTHER INTANGIBLES, net of accumulated amortization of
$379,000 and $367,000 in 2009 and 2008, respectively	341,832	355,492
OTHER assets	311,876	313,074
	$42,478,690	$40,975,913

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$2,337,381	$1,148,577
Accrued expenses and other liabilities	3,208,189	3,182,194
Income taxes payable	-	271,122
Current maturities of capital lease obligations	268,883	265,111
Current maturities of long-term debt and capital lease obligations	202,500	202,500
Total current liabilities	6,016,953	5,069,504

DEFERRED INCOME TAXES	630,076	600,309

LONG-TERM DEBT, net of current maturities	3,661,875	3,712,500
CAPITAL LEASE OBLIGATION, net of current maturities	260,186	328,838

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,019,951 and 10,994,951 shares issued at 2009 and 2008;
10,689,555 and 10,664,555 shares outstanding at 2009 and 2008	26,448	26,388
Paid-in capital	5,490,360	5,464,443
Retained earnings	27,339,770	26,641,853
Treasury stock (330,396 shares at cost)	(828,385)	(828,385)
Accumulated other comprehensive income	(118,593)	(39,537)
Total stockholders' equity	31,909,600	31,264,762
	$42,478,690	$40,975,913

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2009 and 2008

	2009	2008
NET SALES	$13,360,990	$13,260,160
COST OF SALES	5,544,544	5,519,138
Gross profit	7,816,446	7,741,022

OPERATING EXPENSES	6,779,137	7,019,638
INCOME FROM OPERATIONS	1,037,309	721,384

OTHER (INCOME) EXPENSE:
Interest expense	77,409	81,741
Other, net	(77,272)	(280,390)
Total other (income) expense	137	(198,649)

INCOME BEFORE INCOME TAXES	1,037,172	920,033

PROVISION FOR INCOME TAXES	339,255	335,535

NET INCOME	$697,917	$584,498

NET INCOME PER COMMON SHARE – BASIC	$0.06	$0.05

NET INCOME PER COMMON SHARE – DILUTED	$0.06	$0.05

Weighted Average Number of Shares Outstanding:
Basic	10,670,111	10,977,092
Diluted	10,721,954	11,067,863

Selected financial data:

	Quarter Ended 03/31/09		Quarter Ended 03/31/08
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,286,702	$366,247	$6,738,210	$123,955
Retail Leathercraft	6,603,522	550,168	6,270,774	614,451
International	292,872	81,116	41,738	(41,461)
Other	177,894	39,778	209,438	24,439
Total Operations	$13,360,990	$1,037,309	$13,260,160	$721,384

Wholesale Leathercraft	Quarter Ended 03/31/09		Quarter Ended 03/31/08
	# of stores	Sales	# of stores	Sales
Distribution centers	30	$5,414,997	30	$5,991,951
National account group		871,705		746,259
Total Sales – Wholesale Leathercraft		$6,286,702		$6,738,210

Retail Leathercraft	Quarter Ended 03/31/09		Quarter Ended 03/31/08
	# of stores	Sales	# of stores	Sales
Same store sales	72	$6,468,173	72	$6,270,774
New store sales	2	135,349	-	-
Total Sales – Retail Leathercraft		$6,603,522		$6,270,774

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$697,917	$584,498
Adjustments to reconcile net income to net cash
provided by operating activities -
Depreciation and amortization	279,499	225,424
Gain on disposal of assets	-	(12,109)
Non-cash stock-based compensation	2,540	7,625
Deferred income taxes	40,737	150,368
Other	(70,127)	(46,598)
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	(357,270)	494,697
Inventory	396,778	1,245,724
Income taxes	(363,235)	203,562
Other current assets	(672,852)	(143,935)
Accounts payable-trade	1,188,804	(11,781)
Accrued expenses and other liabilities	25,995	574,776
Total adjustments	470,869	2,687,753
Net cash provided by operating activities	1,168,786	3,272,251

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(278,224)	(2,136,246)
Purchases of certificates of deposit	(4,048,000)	-
Proceeds from maturities of certificates of deposit	1,081,000	-
Decrease (increase) in other assets	1,198	690,560
Net cash used in investing activities	(3,244,026)	(1,445,686)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations	(64,880)	(44,959)
Payments on notes payable and long-term debt	(50,625)	-
Proceeds from exercise of stock options and warrants	23,437	18,329
Net cash provided by financing activities	(92,068)	(26,630)

NET INCREASE (DECREASE) IN CASH	(2,167,308)	1,799,935

CASH, beginning of period	7,810,298	6,310,396

CASH, end of period	$5,642,990	$8,110,331

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$77,409	$81,741
Income tax paid during the period, net of (refunds)	369,180	60,210

NON-CASH INVESTING ACTIVITIES:
Equipment acquired under capital lease financing arrangement	$-	$803,713